UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 15, 2016
Date of Report (Date of earliest event reported)

HELIUS MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

WYOMING	36-4787690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

(Exact name of registrant as specified in charter)

Suite 400, 41 University Drive
Newtown, Pennsylvania, 18940
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 809-2018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On September 15, 2016, Helius Medical Technologies, Inc. (the “Company” or “Helius”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) in Langhorne, Pennsylvania. There were 84,324,684 of Class A common stock of Helius outstanding as of August 10, 2016, the record date for the Annual Meeting. The requisite quorum was present at the Annual Meeting.

At the Annual Meeting, the Company’s shareholders voted on a total of five (5) proposals, as described below.

1.	Election of Directors:

The following directors were elected to the Company’s Board of Directors for a term of one year terms expiring at the 2017 Annual Meeting of Stockholders, with voting results as follows:

	For	Withheld	Broker Non-Votes
Philippe Deschamps	35,555,507	48,249	1,926,580
Savio Chiu	35,555,507	48,249	1,926,580
Blane Walter	35,378,756	25,000	1,926,580
Mitch Tyler	35,555,507	48,249	1,926,580
Edward M. Straw	35,356,007	47,749	1,926,580
Huaizheng Peng	35,354,507	49,249	1,926,580
Thomas E Griffin	35,378,756	25,000	1,926,580

2.	Ratification of the Appointment of BDO Canada, LLP:

The Company’s shareholders ratified the appointment of BDO Canada LLP as the Company’s independent auditors for its fiscal year ending March 31, 2017.

For	Withheld	Broker Non-Votes
37,141,152	189,184	0

3.	Non-Binding Vote on Compensation for our Named Executive Officers:

The Company’s shareholders voted to approve, by non-binding vote, the compensation paid to the Company’s named executive officers, as disclosed in these proxy materials (commonly known as a “say-on-pay” proposal)

For	Against	Broker Non-Votes
35,306,207	97,549	1,926,580

4.	Non-Binding Vote on The Frequency of Stockholder Advisory Votes

The Company’s shareholders voted to approve, by non-binding vote, of the frequency with which future stockholder advisory votes on the compensation of our named executive officers will be held (commonly known as a “say-on-frequency” proposal)

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
183,084	3,910	19,159,841	16,056,921	1,926,580

5.	2016 Omnibus Incentive Plan

The Company’s shareholders voted to approve the Company’s 2016 Omnibus Incentive Plan (the “2016 Incentive Plan”)

For	Against	Broker Non-Votes
35,153,900	249,856	1,926,580

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: September 20, 2016	By:	/s/ Joyce LaViscount
Joyce LaViscount, Chief Financial Officer